Filed Pursuant to Rule 424(b)(3)
Registration No. 333-161966

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.01 par value per share	162,500	$51.64	$8,391,500	$598.31

(1)                                  Calculated pursuant to Rule 457(r). Price based on the average of the Company’s high and low prices of the Company’s shares reported in the consolidated reporting system as of June 4, 2010.

PROSPECTUS SUPPLEMENT

To Prospectus dated September 17, 2009

162,500 Shares

COMMON STOCK

This prospectus supplement relates to the offer and sale by Raymond James & Associates, Inc., which we refer to as the ‘‘selling stockholder,’’ of up to 162,500 shares of our common stock.

We are not selling any shares of our common stock under this prospectus supplement and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder, or its pledgees, donors, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.

Before you invest in our securities, you should carefully read both this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ALGT.” On June 4, 2010, the last reported sale price of our common stock on the Nasdaq Global Select Market was $50.00 per share.

Investing in our common stock involves risks.  See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus.

The date of this prospectus supplement is June 14, 2010.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-ii

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the common stock the selling stockholder is offering and also adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth in or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated, all references to “we,” “us,” “our,” “Allegiant,” the “Company” and similar designations refer to Allegiant Travel Company and our subsidiaries. Our logo, trademarks and service marks are the property of Allegiant.

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by our use of forward-looking words including “believe,” “expect,” “intend,” “may,” “will,” “should,” “could,” “anticipate” or “plan” or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties.  These forward-looking statements are not historical facts, but are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in this prospectus supplement and may also be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our ability to implement our growth strategy, possible unionization efforts, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, the competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company and the offer and sale of shares by the selling stockholder. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the ‘‘Risk Factors’’ section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information into this prospectus supplement and the accompanying prospectus.

ALLEGIANT TRAVEL COMPANY

We are a leisure travel company focused on customers in small cities in the United States. We operate a low-cost passenger airline marketed to leisure travelers in small cities, allowing us to sell air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services. Our market strategy, pricing philosophy, advertising and diversified product offering built around relationships with premier leisure companies are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services from us.

Our business model provides for diversified revenue streams, which we believe distinguishes us from other U.S. airlines and travel companies:

•                                          Scheduled service revenue consists of air fare for our nonstop flights between our small city markets and our leisure base destinations.  We set our base prices at attractive levels to stimulate travel, and we have achieved a scheduled service load factor of approximately 90% or more in each of the last eight quarters.

•                                          Ancillary revenue is generated from air-related charges and third party products. Air-related charges are generated through fees for use of our website to purchase tickets, checked bags, advance seat assignments, priority boarding and other services provided in conjunction with our scheduled air service. We also generate revenue from the sale of third party products such as hotel rooms, ground transportation (rental cars and hotel shuttle products) and attraction and show tickets. We recognize our ancillary revenue net of amounts paid to service providers, travel agent commissions and credit card processing fees.

•                                          Fixed fee contract revenue consists largely of fixed fee flying agreements with affiliates of Harrah’s Entertainment Inc. that provide for a predictable revenue stream. We also provide charter service on a seasonal and ad hoc basis for other customers.

Our strategy is to profitably serve the leisure travel market in small cities by providing nonstop, low fare, scheduled service to leisure destinations at low prices that stimulate demand.  We manage our capacity with a goal of being profitable on each route.  We currently provide service to Las Vegas, Orlando, Phoenix, Tampa/St. Petersburg, Los Angeles and Ft. Lauderdale.  We have announced our intention to start service to Hawaii in 2011.  We also currently provide limited service to other leisure destinations of Punta Gorda (Florida), San Diego, Palm Springs and the San Francisco Bay Area, along with seasonal service to Myrtle Beach.

Corporate Information

Our principal executive offices are located at 8360 South Durango Drive, Las Vegas, Nevada 89113. Our telephone number is (702) 851-7300. Our website address is http://www.allegiant.com. We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this document. Our website address is included in this document for reference only. Our annual report, quarterly reports, current reports and amendments to those reports are made available free of charge through our website at ir.allegiant.com, as soon as reasonably practicable after electronically filed with or furnished to the Securities and Exchange Commission (“SEC”).

THE OFFERING

This prospectus supplement and accompanying prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a ‘‘shelf’’ registration process.

Common stock offered by selling stockholder	162,500 shares
Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder
Nasdaq Global Select Market Symbol	ALGT

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest, you should carefully consider the following risk factors, as well as the risks discussed in our annual report on Form 10-K for the year ended December 31, 2009 and those risk factors referenced under the caption “Risk Factors” on page 2 of the accompanying prospectus and in any documents we subsequently file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. The following risk factors update or augment the other risk factors referenced.  Any of the referenced risks could have a material adverse effect on our business, financial condition, results of operations and prospects, may cause actual results, events or performances to differ materially from those expressed in any forward-looking statements we make in this prospectus supplement and the accompanying prospectus, and may cause the value of our common stock to decline, which could cause you to lose all or part of your investment.

Risks Related to Allegiant

The addition of a new aircraft type could increase our costs and a satisfactory return on that investment is uncertain.

We have recently entered into a contract for the purchase of six Boeing 757 aircraft and taken delivery of the first two aircraft under the contract. The addition of a second aircraft type will increase our costs and increase the complexity of our operations with crews, flight schedules, parts provisioning and maintenance and repair.

We intend to operate these aircraft on longer-haul routes, particularly to Hawaii. Before beginning to serve Hawaii, we will need to obtain regulatory approval for extended over water operations. There is no assurance that we will be able to secure such authority in order to allow us to begin service when planned or at all.

We do not currently serve the longer-haul markets which we intend to serve with the Boeing 757 aircraft. Generally speaking, there is intense competition on routes to Hawaii. There is no assurance we will be able to operate our Boeing 757 aircraft as profitably as our MD-80 aircraft fleet.

Our business could be harmed if we lose the services of our key personnel.

Our business depends upon the efforts of our chief executive officer, Maurice J. Gallagher, Jr., our president, Andrew C. Levy, and a small number of management and operating personnel. We do not currently maintain key-man life insurance on Mr. Gallagher or Mr. Levy. We may have difficulty replacing management or other key personnel who leave and, therefore, the loss of the services of any of these individuals could harm our business.

Risks Associated with the Airline and Travel Industry

Changes in government regulations imposing additional requirements and restrictions on our operations could increase our operating costs.

Airlines are subject to extensive regulatory and legal compliance requirements, both domestically and internationally, that involve significant costs. In the last several years, the FAA has issued a number of directives and other regulations relating to the maintenance and operation of aircraft, including rules regarding assumed average passenger weight, that have required us to make significant expenditures.  FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, weight and payload limits, and increased inspection and maintenance procedures to be conducted on aging aircraft. The future cost of complying with these and other laws, rules and regulations, including new DOT regulatory requirements in the consumer-protection area, cannot be predicted and could significantly increase our costs of doing business.

Legislation to address climate change issues has been introduced in the U.S. Congress, including a proposal to require transportation fuel producers and importers to acquire market-based allowances to offset the emissions resulting from combustion of their fuels. We cannot predict if this or any similar legislation will pass the Congress or, if passed and enacted into law, how it would apply to the airline industry. In addition, the Administrator of the Environmental Protection Agency (EPA) recently issued an announcement concluding that current and projected concentrations of greenhouse gases in the atmosphere threaten public health and welfare. Although legal challenges and legislative proposals are expected, the finding could ultimately result in EPA regulation of commercial aircraft emissions.  These developments and any additional legislation or regulations addressing climate change are likely to increase our costs of doing business in the future and the increases could be material.  Increased costs will adversely affect our profitability if we are unable to pass the costs on to our customers.

In April 2006, the FAA indicated it intends to issue regulations limiting the age of aircraft that may be flown in the U.S. The announcement did not indicate the maximum age that would be allowed, the effective date of the regulation or any grandfathering provisions. More recently, the FAA announced its intention to update its crewmember flight, duty and rest regulations based on fatigue science, with public comment on proposed rules expected to be invited in spring 2010. These regulations, if and when implemented, could have a material effect on our future operations.

Risks Related to Our Common Stock

The market price of our common stock may be volatile, which could cause the value of an investment in our stock to decline.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including:

• announcements concerning our competitors, the airline industry or the economy in general

• strategic actions by us or our competitors, such as acquisitions or restructurings

• media reports and publications about the safety of our aircraft or the aircraft type we operate

• new regulatory pronouncements and changes in regulatory guidelines

• announcements concerning our business strategy, such as the introduction of a new aircraft type

• general and industry-specific economic conditions

• changes in financial estimates or recommendations by securities analysts

• sales of our common stock or other actions by investors with significant shareholdings

• general market conditions.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect the trading price of our common stock.

In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm our business or results of operations.

Other companies may have difficulty acquiring us, even if doing so would benefit our stockholders, due to provisions under our corporate charter, bylaws and option plans, as well as Nevada law.

Provisions in our articles of incorporation, our bylaws, and under Nevada law could make it more difficult for other companies to acquire us, even if doing so would benefit our stockholders. Our articles of incorporation and bylaws contain the following provisions, among others, which may inhibit an acquisition of our company by a third party:

• advance notification procedures for matters to be brought before stockholder meetings

• a limitation on who may call stockholder meetings

• the ability of our board of directors to issue up to 5,000,000 shares of preferred stock without a stockholder vote.

We are also subject to provisions of Nevada law that prohibit us from engaging in any business combination with any “interested stockholder,” meaning generally that a stockholder who beneficially owns more than 10% of our stock cannot acquire us for a period of time after the date this person became an interested stockholder, unless various conditions are met, such as approval of the transaction by our board of directors.

Under U.S. laws and the regulations of the DOT, U.S. citizens must effectively control us. As a result, our president and at least two-thirds of our board of directors must be U.S. citizens and not more than 25% of our voting stock may be owned by non-U.S. citizens (although subject to DOT approval, the percent of foreign economic ownership may be as high as 49%). Any of these restrictions could have the effect of delaying or preventing a change in control.

Our corporate charter and bylaws include provisions limiting voting by non-U.S. citizens.

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our articles of incorporation and bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require no more than 25% of our stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Our bylaws provide no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Registration on the foreign stock record is made in chronological order based on the date we receive a written request for registration. Non-U.S. citizens will be able to own and vote shares of our common stock only if the combined ownership by all non-U.S. citizens does not violate these requirements.

The value of our common stock may be negatively affected by additional issuances of common stock or preferred stock by us and general market factors.

Future issuances or sales of our common stock or convertible preferred stock by us will likely be dilutive to our existing common stockholders. Future issuances or sales of common or preferred stock by us, or the availability of such stock for future issue or sale, could have a negative impact on the price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public or private market, a perception in the market that such sales could occur, or the issuance of securities exercisable or convertible into our common stock, could also adversely affect the prevailing price of our common stock.

Substantial sales of our common stock could cause our stock price to fall.

If our existing stockholders sell a large number of shares of our common stock or the public market perceives existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. All of our outstanding shares are either freely tradable, without restriction, in the public market or eligible for sale in the public market at various times, subject, in some cases, to volume limitations under Rule 144 of the Securities Act of 1933, as amended.

We cannot predict whether future sales of our common stock or the availability of our common stock for sale will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholder of the shares of our common stock covered by this prospectus supplement.

SELLING STOCKHOLDER

The shares of common stock covered by this prospectus supplement consist of 162,500 shares of our common stock held by Raymond James & Associates, Inc. The selling stockholder acquired these shares from us in May 2010 upon exercise of warrants granted to them in connection with a private placement in May 2005.  The warrant exercise was exempt from registration pursuant to Section 4(2) of the Securities Act.

The table below presents information regarding the beneficial ownership of outstanding shares of common stock by the selling stockholder as of June [•], 2010 and the shares that it may sell or otherwise dispose of from time to time under this prospectus supplement. Information concerning the selling stockholder may change from time to time, and any changed information will be presented in a prospectus supplement if and when necessary and required. The shares of our common stock covered by this prospectus supplement may also be sold by certain pledgees, donors, transferees or other successors-in-interest of the selling stockholder.

The number of shares of common stock in the column ‘‘Shares Being Offered” represents all of the shares of common stock that the selling stockholder may offer under this prospectus supplement. In addition, the table assumes that the selling stockholder sells all of such shares. However, because the selling stockholder may sell some, all or none of the shares of common stock offered under this prospectus supplement, and because currently there are no agreements, arrangements, or other understandings with respect to the sale of shares, we cannot assure you as to the actual number of shares that will be held by the selling stockholder after completion of such sales.

The selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act some or all of their shares of common stock since the date on which the information in the table below is presented. Information about the selling stockholder may change over time.

The stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite its name. The percentage of beneficial ownership is based on [•] shares of common stock outstanding on June [•], 2010.

	Shares Beneficially Owned Prior to Offering		Shares being Offered	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percent	Number	Number	Percent

Raymond James & Associates, Inc. (1)	[•]	*	162,500	—	—

*             Less than 1%.

(1)           The address of Raymond James & Associates, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.

We have not had a material relationship with Raymond James & Associates, Inc. since May 2007 when Raymond James served as one of the underwriters in a public offering of our common stock.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus supplement for the benefit of the selling stockholder. As used in this prospectus supplement, “selling stockholder” includes the donees, transferees, pledgees or others who may later hold the selling stockholder’s interests. Pursuant to the terms of the purchase warrant agreement to which Raymond James & Associates, Inc. is a party, we agreed to provide certain piggyback registration rights.  To obviate the need to offer the selling stockholder piggyback registration rights in the future, we have agreed to register the common stock owned by the selling stockholder in this prospectus supplement.  The selling stockholder has agreed to pay the costs and fees of registering the shares of common stock as well as pay any brokerage commissions or underwriting discounts relating to the sale of the shares of common stock.

The selling stockholder may sell the common stock being offered hereby in one or more of the following ways at various times:

•                  in the public market;

•                  to underwriters for resale to the public or to institutional investors;

•                  directly to institutional investors; or

•                  through agents to the public or to institutional investors.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the common stock on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale; in the over-the-counter market; or in transactions other than on these exchanges or services or in the over-the-counter market. Sales may be made at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the common stock will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the common stock by the selling stockholder may also be effected through the issuance by the selling stockholder or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the selling stockholder may sell some or all of the shares of common stock covered by this prospectus supplement through:

•                 a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•                 purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•                 ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•                 privately negotiated transactions.

The selling stockholder may also enter into hedging transactions. For example, the selling stockholder may:

•                 enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus supplement, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholder to close out its short positions;

•                 sell common stock short itself and redeliver such shares to close out its short positions;

•                 enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus supplement; or

•                 loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus supplement.

In addition, the selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus supplement. If so, the third party may use securities borrowed from the selling stockholder or others to settle such sales and may use securities received from the selling stockholder to close out any related short positions. The selling stockholder may also loan or pledge securities covered by this prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus supplement.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling stockholder may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholder may allow other broker-dealers to participate in resales. The selling stockholder and any broker-dealers involved in the sale or resale of the common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If the selling stockholder qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

In addition to selling its common stock under this prospectus supplement, the selling stockholder may:

•                 agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

•                 transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution to its partners, members or stockholders or other transfer;

•                 sell its common stock under Rule 144 of the Securities Act rather than under this prospectus supplement, if the transaction meets the requirements of Rule 144; or

•                 sell its common stock by any other legally available means.

We have advised the selling stockholder that, during such time as it may be engaged in a distribution of any of the shares that are the subject of this prospectus supplement,  it is required to comply with Regulation M, as promulgated under the Exchange Act.  In general, Regulation M precludes any selling stockholder, any affiliated purchaser and any broker-dealer or other person who participates in such distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation  M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. Stabilizing transactions may cause the price of the common stock to be higher than it would  otherwise be in the absence of those transactions.  We have advised the selling stockholder that stabilizing transactions permitted by Regulation M allow bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling stockholder and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

If the selling stockholder wishes to enter into a short sale of common stock “against the box” and cover the short sale with registered shares after the date of this prospectus supplement, the short sale may not be consummated before the registration statement of which this prospectus supplement is a part becomes effective, because the shares underlying the short sale are deemed by the Commission to be sold at the time such short sale is made.  We have informed the selling stockholder of the SEC’s Telephone Interpretation A. 65 (July 1997) with respect to short sales.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to you at the SEC’s website at http://www.sec.gov and on our website at www.allegiant.com. Information on our website is not incorporated into this prospectus supplement and should not be relied upon in determining whether to invest in our securities.

We are “incorporating by reference” into this prospectus supplement certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to that document. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except that, unless otherwise indicated in the applicable report, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of Form 8-K) (i) after the date of this prospectus supplement and (ii) until this offering has been completed.

•                 Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 9, 2010, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2010.

•                 Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed with the SEC on May 7, 2010.

•                 Current Reports on Form 8-K filed with the SEC on January 6, 2010, January 26, 2010 (Item 8.01 and Exhibit 99.2 only), February 2, 2010, March 8, 2010 (Item 1.01 only), May 14, 2010 and May 28, 2010.

•                 The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 on November 22, 2006.

Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request copies of these filings at no cost, by writing or telephoning our Investor Relations Department at the following address:

Allegiant Travel Company
8360 South Durango Drive
Las Vegas, Nevada 89113
(702) 851-7300
Attention: Investor Relations

Senior Debt Securities, Subordinated Debt Securities,
Common Stock, Preferred Stock, Depositary Shares, Warrants,
Stock Purchase Contracts, Stock Purchase Units and Units

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf process, we may, from time to time, sell the following types of securities described in this prospectus in one or more offerings:

•      our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes, debentures or other unsecured evidences of indebtedness

•      shares of our common stock

•      shares of our preferred stock

•      depositary shares representing a fraction of a share of our preferred stock

•      warrants to purchase debt securities, preferred stock, depositary shares or common stock

•      stock purchase contracts

•      stock purchase units

•      units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants, or

•      any combination of these securities.

In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination to be designated at a future date. We may, and any selling security holder may, offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.  We will not receive any proceeds from the sale of securities by any selling securities holders.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We and any selling securities holders may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods.  To the extent not described in this prospectus, the names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.  For general information about the distribution of securities offered, please see “Plan of Distribution” on page 19 in this prospectus.

You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest in our securities.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ALGT.”  We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the Nasdaq Global Select Market.  We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves risks.  You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.  See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. Each time there is a sale of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before making an investment decision, you should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution, any underwriting compensation, the risks related to an investment in the securities offered and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

All references in this prospectus to “we,” “our” and “us” refer to Allegiant Travel Company and its consolidated subsidiaries unless the context otherwise requires. References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended,  we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

ALLEGIANT TRAVEL COMPANY

We are a leisure travel company focused on linking small cities to leisure destinations such as Las Vegas, Nevada, Los Angeles, California, Phoenix, Arizona, Orlando, Florida, Tampa/St. Petersburg, Florida and Ft. Lauderdale, Florida. We operate a low-cost passenger airline marketed primarily to leisure travelers in small cities, allowing us to sell air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services. Our route network, pricing philosophy, advertising and diversified product offering built around relationships with premier leisure companies are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services from us.

Our business model provides for diversified revenue streams, which we believe distinguishes us from other U.S. airlines and other travel companies:

•                                          Scheduled service revenue currently consists of limited frequency nonstop flights between our small city markets and our leisure destinations.

•                                          Ancillary revenue is generated from the sale of hotel rooms, rental cars, advance seat assignments, in-flight products, checked bag fees and other items sold in conjunction with our scheduled air service.

•                                          Fixed fee contract revenue consists largely of fixed fee flying agreements mostly with affiliates of Harrah’s Entertainment Inc. that provide for a predictable revenue stream. We also provide charter service on a seasonal and ad hoc basis for other customers.

Our main strategy is to develop the leisure travel market in small cities by providing nonstop low fare scheduled service to leisure destinations. We currently provide service primarily to Las Vegas, Nevada, Los Angeles, California, Phoenix, Arizona, Orlando, Florida, Tampa/St. Petersburg, Florida and Ft. Lauderdale, Florida.

Our business strategy has evolved as our experienced management team has looked differently at the traditional way business has been conducted in the airline industry. We have consciously developed a different business model:

Traditional Airline Approach		Allegiant Approach
•	Focus on business traveler	•	Focus on leisure traveler
•	Provide high frequency service	•	Provide low frequency service from small cities
•	Use smaller aircraft to provide connecting service from smaller markets through hubs	•	Use larger jet aircraft to provide nonstop service from small cities direct to leisure destinations
•	Sell through various intermediaries	•	Sell only directly to travelers without participation in global distribution systems
•	Offer flight connections	•	No connecting flights offered
•	Use frequent flyer programs and code-share arrangements to increase passenger traffic	•	No frequent flyer programs or code-share arrangements

Our principal executive offices are located at 8360 South Durango Drive, Las Vegas, Nevada 89113. Our telephone number is (702) 851-7300. Our website’s address is http://www.allegiantair.com.  We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this document. Our website address is included in this document for reference only.

Allegiant Travel Company, Allegiant Air and Allegiant Vacations are service marks of Allegiant Travel Company in the U.S. This prospectus also contains trademarks and tradenames of other companies.

RISK FACTORS

An investment in our securities involves a high degree of risk. Investors should carefully consider the risks referenced below before making an investment decision:

•                  the information contained in or incorporated by reference into this prospectus;

•                  the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•                  the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•                  other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including any prospectus supplement relating to specific offerings of securities.

Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price or value of our securities could decline due to any of these risks, and investors may lose all or part of your investment.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. In connection with any sale of securities by a selling security holder, we will provide a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our earnings to our fixed charges was as follows for each of the periods indicated:

	Year ended December 31,					Six months ended June 30,
	2004	2005	2006	2007	2008	2008	2009
Ratio of earnings to fixed charges	5.54	2.87	3.30	8.39	8.71	6.10	26.48

The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes, plus fixed charges less interest capitalized and plus amortization of capitalized interest.  Fixed charges include interest expense, including interest capitalized, and the interest factor of operating lease expense.  The interest factor of operating lease expense is based on an estimate which we consider to be a reasonable approximation.

As of the date of this prospectus, we have no preferred stock outstanding.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, any one or more of the following:

•             common stock

•             preferred stock

•             debt securities, including convertible debt instruments

•             depositary shares

•             warrants to purchase any of the securities listed above

•             stock purchase contracts or stock purchase units

•             units, consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants or

•             any combination of the foregoing securities.

In this prospectus, we refer to the common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units, and units collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement or free writing prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, the net proceeds from this offering will be used to purchase additional aircraft consistent with our growth strategy and acquisition criteria, for other capital expenditures, for acquisitions, stock repurchases under existing board authorized program or under share repurchase programs that may be approved in the future and to fund working capital and general corporate purposes. Although we have no present commitments for the purchase of aircraft, we continue to seek to purchase suitable aircraft at reasonable prices to expand our business. We intend to apply proceeds of this offering to the purchase of aircraft as we identify aircraft for purchase in the future and to the extent we choose not to finance the purchase price. Nor have we identified any target acquisition at the current time. Pending the use of the net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

We will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the terms of the debt securities and guarantees sets forth certain general terms and provisions of the debt securities and guarantees to which any prospectus supplement may relate. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities and guarantees will be described in the prospectus supplement relating to those debt securities and guarantees. Accordingly, for a description of the terms of a particular issue of debt securities and guarantees, reference must be made to both the prospectus supplement relating thereto and to the following description.

For purposes of this “Description of Debt Securities and Guarantees” section of this prospectus, references to “Allegiant,” “the Company,” “we,” “our” and “us” refer to Allegiant Travel Company only, unless the context clearly indicates otherwise.

We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named prior to the offering of any debt securities. The form of any indenture will be filed with the SEC in connection with any offering of debt securities.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to the related prospectus supplement, the indenture to be filed with the SEC and the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities of each series (if applicable):

•        title and aggregate principal amount

•        whether the securities will be senior, subordinated or junior subordinated

•        whether the securities will be secured or unsecured

•        the guarantors, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any

•        applicable subordination provisions, if any

•        whether the securities are convertible into or exchangeable for other securities

•        percentage or percentages of principal amount at which the securities will be issued

•        the date or dates on which principal will be payable and maturity date(s)

•        interest rate(s) or the method for determining the interest rate(s)

•        dates on which interest will accrue or the method for determining dates on which interest will accrue

•        dates on which interest will be payable and record dates for the determination of the holders to which interest will be payable on such payment dates

•        redemption, early repayment or extension provisions

•        authorized denominations

•        form

•        amount of discount or premium, if any, with which the securities will be issued

•        whether the securities will be issued in whole or in part in the form of one or more global securities

•        identity of the depositary for global securities

•        whether a temporary security is to be issued with respect to a series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto

•        the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities

•        any covenants applicable to the particular debt securities being issued

•        any defaults and events of default applicable to the particular debt securities being issued

•        currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the securities will be payable

•        time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency

•        securities exchange(s) on which the securities will be listed, if any

•        whether any underwriter(s) will act as market maker(s) for the securities

•        extent to which a secondary market for the securities is expected to develop

•        our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision

•        provisions relating to covenant defeasance and legal defeasance

•        provisions relating to satisfaction and discharge of the indenture

•        any special tax implications, including provisions for original issue discount

•        provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture

•        additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may or may not be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Our subsidiaries, Allegiant Air, LLC, Allegiant Vacations, LLC, AFH, Inc. and Allegiant Information Systems, Inc., may jointly and severally guarantee any series of debt securities. The specific terms of any guarantees will be described in the applicable prospectus supplement.  Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

The indenture and the debt securities and guarantees will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer, but may not be complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The terms of these securities also may be affected by the general corporate law of the State of Nevada. For more information regarding the common stock and preferred stock that may be offered by this prospectus, please refer to our articles of incorporation and our amended bylaws. The articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

This section contains a description of our capital stock.  The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our articles of incorporation.  See “Where You Can Find More Information.”

Authorized Capitalization

Our capital structure consists of 100,000,000 authorized shares of common stock and 5,000,000 shares of undesignated preferred stock. As of August 31, 2009, there were 19,823,639 shares of common stock issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to the restrictions described below under the caption “Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws—Limited Voting by Foreign Owners”.

Our articles of incorporation do not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of the date of this prospectus, no shares of our preferred stock are outstanding. Under our articles of incorporation, our board of directors, without further action by our stockholders, will be authorized to issue shares of preferred stock in one or more classes or series. The board may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including:

•             the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding)

•             whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series

•             the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock

•             the redemption rights and price or prices, if any, for shares of the series

•             the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series

•             the amounts payable on and the preferences of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company

•             whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, any adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made

•             restrictions on the issuance of shares of the same series or of any other class or series

•             the voting rights, if any, of the holders of shares of that series.

The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company. We currently have no plans to issue any shares of preferred stock.

We believe the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The Nasdaq Global Select Market currently requires stockholder approval as a prerequisite to listing shares in several instances, including sales or issuances of common stock or securities convertible into, or exercisable for, common stock equal to or in excess of 20% or more of the outstanding stock determined before the proposed issuance.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Effect of Nevada Anti-takeover Statute.  We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

•                  any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

•                  any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

•                  the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

•                  the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions.  Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

Articles of Incorporation and Bylaw Provisions.  Our articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Authorized but Unissued or Undesignated Capital Stock.  Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. No preferred stock has yet to be designated. As of August 31, 2009, we had outstanding 19,823,639 shares of common stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board’s authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Special Meetings of Stockholders.  Our bylaws provide that special meetings of our stockholders may be called only by our board of directors, by our chairman of the board of directors or by our chief executive officer.

Notice Procedures.  Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our articles of incorporation or bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our secretary prior to the meeting. Generally, to be timely, notice must be received by our secretary not less than 120 days prior to the meeting. The notice must contain certain information specified in the bylaws.

Other Anti-Takeover Provisions.  Certain provisions of our long-term incentive plan may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposalsas vesting of stock grants may accelerate upon a change of control.

Limitation of Director Liability.  Our articles of incorporation limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Nevada law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•                  for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

•                  under Section 78.300 of the Nevada Revised Statutes, which relates to unlawful payments of dividends.

Indemnification Arrangements.  Our bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Nevada Revised Statutes. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Nevada Revised Statutes.

Limited Voting by Foreign Owners.  To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our articles of incorporation and bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Our articles of incorporation provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.

Listing

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ALGT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of any depositary shares.

This section describes the general terms and provisions of depositary shares that may be offered by us.  The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock.  In that event, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us.  The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000.  Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.  Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares in accordance with the terms of the offering.  The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.  These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts.  Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock

Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares.  We will not issue any partial shares of preferred stock.  If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock.  Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed.  If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or other equitable method, as may be determined by the depositary.

Voting

Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock.  Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares.  The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so.  The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply.  The depositary shares, as such, will not be convertible into or exchangeable for such other securities.  Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities.  If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.  The deposit agreement may be terminated by us upon not less than 60 days’ notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts.  The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock is convertible exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will also pay charges of the depositary in connection with its duties under the deposit agreement.  Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement.  Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement.  Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished.  We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign.  We may remove the depositary at any time.  Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.  The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of any warrants.

The following is a general description of the terms of the warrants we may issue from time to time.  Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase common stock, preferred stock, debt securities, depositary shares, or any combination thereof.  Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities.  We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•                  the title of such warrants

•                  the aggregate number of such warrants

•                  the price or prices at which such warrants will be issued

•                  the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants

•                  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased

•                  the date on which the right to exercise such warrants shall commence and the date on which such right will expire

•                  whether such warrants will be issued in registered form or bearer form

•                  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time

•                  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security

•                  if applicable, the date on and after which such warrants and the related securities will be separately transferable

•                  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants

•                  terms, procedures, and limitations relating to the transferability, exchange and exercise of such warrants

•                  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants

•                  information with respect to book-entry procedures, if any

•                  if applicable, a discussion of material U.S. federal income tax considerations

•                  any other terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or other applicable certificate representing the warrants to be exercised together with specified information, and paying the required amount to us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of the required payment and the warrant or other applicable certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

The following summary of certain provisions of stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of any such securities.

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time.  Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units.  Material U.S. federal income tax consideration applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

Stock Purchase Contracts

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date.  The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement will describe the terms of any stock purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•                  whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the stock purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•                  whether the stock purchase contracts are to be prepaid or not;

•                  whether the stock purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•                  whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the stock purchase contract;

•                  any acceleration, cancellation, termination, or other provisions relating to the settlement of the stock purchase contracts; and

•                  whether the stock purchase contracts will be issued in full registered or global form.

Stock Purchase Units

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts.  The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded.  The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF UNITS

The following summary of certain provisions of units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of any units.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of units we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units we may offer under this prospectus, we will describe the particular terms of any series of units we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units we may sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•         the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•         any provisions of the governing unit agreement that differ from those described below; and

•         any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, depositary share, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•    directly to purchasers

•    to or through underwriters or dealers

•    through agents

•    through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•    a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction

•    purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account

•    ordinary brokerage transactions and transactions in which a broker solicits purchasers

•    privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•    enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions

•    sell securities short and redeliver such shares to close out our short positions

•    enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus

•    loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of that particular offering of securities, including:

•    the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any

•    the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale

•    any over-allotment options under which underwriters may purchase additional securities from us

•    any delayed delivery arrangements

•    any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

•    any discounts or concessions allowed or reallowed or paid to dealers

•    any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•    at a fixed price or prices, which may be changed

•    at market prices prevailing at the time of sale

•    at prices related to the prevailing market prices

•    at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units on any securities exchange; any such listing with respect to any particular debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Distribution by Selling Security Holders

Selling security holders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Global Select Market or otherwise. Selling security holders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling security holders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling security holders and/or the purchasers of the securities for whom they act as agent. From time to time, the selling security holders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities, or derivatives thereof, and may sell and deliver securities in connection therewith.

As of the date of this prospectus, we have engaged no underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by any selling security holders. To the extent required, the amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter, and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to the selling security holders from the sale of securities will be the sale price of those securities, less any commissions, if any, and other expenses of issuance and distribution not borne by us.

The selling security holders and any brokers, dealers, agents or underwriters that participate with the selling security holders in a distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of the selling security holders in connection with the registration of the securities offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling security holders against certain civil liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings also are available to you at the SEC’s web site at http://www.sec.gov and on our website at http://www.allegiantair.com. Information on our website is not incorporated into this prospectus and should not be relied upon in determining whether to invest in our securities.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus.  Information that we file later with the SEC will automatically update and supersede the previously filed information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) until this offering has been completed.

•                  Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 3, 2009, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 27, 2009.

•                  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

•                  Current Reports on Form 8-K filed with the SEC on January 27, 2009 (Item 8.01 only), March 2, 2009, March 24, 2009, May 11, 2009, May 29, 2009, July 22, 2009 (Item 8.01 only) and August 24, 2009.

•                  The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 on November 22, 2006.

You may request copies of these filings at no cost, by writing or telephoning our Investor Relations Department at the following address:

Allegiant Travel Company
8360 South Durango Drive
Las Vegas, Nevada 89113
(702) 851-7300
Attention:  Investor Relations

FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements,” which you can generally identify by our use of forward-looking words including “believe,” “expect,” “intend,” “may,” “will,” “should,” “could,” “anticipate” or “plan” or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties.  These forward-looking statements are not historical facts, but are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in a prospectus supplement and may also be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation:

•                  the effect of the economic downturn on leisure travel

•                  increases in fuel prices

•                  terrorist attacks

•                  risks inherent to airlines

•                  demand for air services to our leisure destinations from the markets served by us

•                  our ability to implement our growth strategy

•                  possible unionization efforts

•                  our fixed obligations

•                  our dependence on our leisure destination markets

•                  our ability to add, renew or replace gate leases

•                  the competitive environment

•                  problems with our aircraft

•                  dependence on fixed fee customers

•                  our reliance on our automated systems

•                  economic and other conditions in markets in which we operate

•                  governmental regulation

•                  increases in maintenance costs and insurance premiums

•                  cyclical and seasonal fluctuations in our operating results

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

LEGAL MATTERS

The validity of our securities issued hereunder will be passed upon for us by Ellis Funk, P.C., Atlanta, Georgia.  As of August 31, 2009, members of Ellis Funk, P.C., beneficially owned in the aggregate fewer than 5,000 shares of our common stock.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Allegiant Travel Company appearing in Allegiant Travel Company’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Allegiant Travel Company’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.